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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF SOTHEBY'S HOLDINGS, INC.

    The significant subsidiaries of Sotheby's Holdings, Inc., which are wholly owned except where indicated, are as follows:

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                                                                               JURISDICTION OF
                                                                                INCORPORATION
                                                                             -------------------
Sotheby's Holdings, Inc.                                                     Michigan
  Sotheby's Financial Services, Inc.                                         Nevada
  SPTC, Inc.                                                                 Nevada
  SFS Holdings, Inc.                                                         Delaware
    Fine Art Insurance Ltd.                                                  Bermuda
  Sotheby's, Inc.                                                            New York
  Oatshare Limited                                                           United Kingdom
    Sotheby's                                                                United Kingdom
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